(a)(1)(iii)

FORM OF LETTER TO BROKERS, DEALERS,

COMMERCIAL BANKS, TRUST COMPANIES AND OTHER NOMINEES

REGARDING THE OFFER BY SUNAMERICA FOCUSED ALPHA GROWTH FUND, INC.

To Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees:

We are enclosing the material listed below relating to the offer by SunAmerica Focused Alpha Growth Fund, Inc. (the “Fund”), a Maryland corporation registered as a closed-end investment company under the Investment Company Act of 1940, as amended, to its stockholders to permit them to tender for purchase by the Fund up to thirty percent (30%) of the Fund’s issued and outstanding shares of common stock, par value $0.001 per share (“Shares”) in exchange for a pro-rata portion of each of the securities (other than (i) securities which, if distributed, would be required to be registered under the Securities Act of 1933, as amended (“1933 Act”); (ii) securities issued by entities in countries which restrict or prohibit the holding of securities by non-nationals other than through qualified investment vehicles, or whose distribution would otherwise be contrary to applicable local laws, rules or regulations; and (iii) certain portfolio assets (such as forward currency exchange contracts, futures and options contracts, and repurchase agreements) that include the assumption of contractual obligations, require special trading facilities or can only be traded with the counterparty to the transaction in order to effect a change in beneficial ownership) (“Portfolio Securities”), subject to adjustment for fractional shares and cash held in the Fund’s investment portfolio, representing consideration equal to 98.5% of the NAV in U.S. Dollars as of the close of regular trading on the New York Stock Exchange (“NYSE”) on the business day immediately following the day the offer expires (the “Pricing Date”), subject to the terms and conditions set forth in the Offer Notice dated October 7, 2010 and the related Letter of Transmittal (which together constitute the “Offer Documents”) (“Offer”). If the number of shares tendered for purchase exceeds the number of Shares which the Fund is offering to purchase, the Fund will purchase tendered shares on a pro-rata basis. THE OFFER EXPIRES AT 5:00 P.M., EASTERN TIME, ON NOVEMBER 11, 2010, UNLESS EXTENDED (“EXPIRATION DATE”).

The following documents are enclosed:

(1)	OFFER NOTICE DATED OCTOBER 7, 2010;

(2)	LETTER OF TRANSMITTAL TO BE USED TO TENDER SHARES FOR PURCHASE;

(3)	DTC DELIVERY ELECTION FORM; AND

(4)	FORM OF LETTER TO CLIENTS THAT MAY BE SENT TO YOUR CLIENTS FOR WHOSE ACCOUNT YOU HOLD SHARES REGISTERED IN YOUR NAME (OR IN THE NAME OF YOUR NOMINEE), WITH SPACE PROVIDED FOR OBTAINING SUCH CLIENTS’ INSTRUCTIONS WITH REGARD TO THE OFFER.

PLEASE NOTE THE EXPIRATION DATE IS 5:00 P.M., EASTERN TIME, ON NOVEMBER 11, 2010, UNLESS EXTENDED.

Guaranteed delivery will not be available in connection with this Offer and, therefore, no tenders will be accepted after 5:00 p.m., Eastern time, on the Expiration Date.

Please be advised that participation in the Offer requires submission of the Authorization Instructions Form and DTC Delivery Election Form regarding account information with a broker, in addition to other documentation submitted electronically. All brokers, dealers, commercial banks, trust companies and other nominees are requested to submit account information for a single brokerage or custodial account on behalf of their clients who choose to participate in the Offer.

No fees or commissions will be payable to brokers, dealers or other persons under the terms of the Offer, although tendering Stockholders may be obligated to pay a processing fee to their broker for assistance in transmitting a tender. There are no transfer taxes regarding the Offer. A tender will be deemed invalid unless an exemption is proved or unless the required taxpayer identification information is or has previously been provided regarding backup tax withholding. Certain documents may also have to be submitted as apply to withholdings potentially affecting payments to non-U.S. stockholders. See Instruction 10 of the Letter of Transmittal.

THE MAKING OF THE OFFER MAY, IN SOME JURISDICTIONS, BE RESTRICTED OR PROHIBITED BY APPLICABLE LAW. THIS OFFER IS NOT BEING MADE, DIRECTLY OR INDIRECTLY, IN OR INTO, AND MAY NOT ACCEPTED FROM WITHIN, ANY JURISDICTION IN WHICH THE MAKING OF THE OFFER OR THE ACCEPTANCE OF THE OFFER WOULD, ABSENT PRIOR REGISTRATION, FILING OR QUALIFICATION UNDER APPLICABLE LAWS, NOT BE IN COMPLIANCE WITH THE LAWS OF THAT JURISDICTION. ACCORDINGLY, STOCKHOLDERS ARE REQUIRED TO INFORM THEMSELVES OF AND OBSERVE ANY SUCH RESTRICTIONS.

As a broker-dealer, you may not make recommendations regarding the receipt of Portfolio Securities in connection with this Offer, circulate information regarding the issuers of Portfolio Securities through market letters or other writings, or otherwise solicit stockholder participation in this Offer, whether directly or indirectly. You may not provide information concerning the issuers of Portfolio Securities to stockholders who are participating in the Offer unless requested. Further, you may not submit Fund shares for the Offer from a discretionary account over which you, as the broker-dealer, have trading authority or control without having obtained confirmation and/or instructions from the beneficial owner of the Fund shares allowing the participation.

If a client instructs you by telephone to present your Shares for purchase, please record the telephone conversation (in accordance with applicable law).

NONE OF THE FUND, ITS BOARD OF DIRECTORS, THE INVESTMENT ADVISER TO THE FUND, THE SUB-ADVISERS TO THE FUND, NOR ANY ISSUER OF THE PORTFOLIO SECURITIES IS MAKING ANY RECOMMENDATION TO ANY STOCKHOLDER WHETHER TO TENDER FOR PURCHASE OR TO REFRAIN FROM TENDERING SHARES. THE FUND HAS BEEN ADVISED THAT NO DIRECTOR OR OFFICER OF THE FUND, NOR THE FUND’S INVESTMENT ADVISER OR SUB-ADVISERS, WILL PARTICIPATE IN THE OFFER.

Additional copies of the enclosed material may be obtained from Okapi Partners LLC, the Information Agent, at the appropriate address and telephone number set forth in the Offer. Any questions you have with respect to the Offer should be directed to the Information Agent at 1-877-279-2311.

Very truly yours,

SUNAMERICA FOCUSED ALPHA GROWTH FUND, INC.

NOTHING CONTAINED IN THIS LETTER OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY OTHER PERSON AS THE AGENT OF EITHER THE FUND OR THE DEPOSITARY OR AUTHORIZE YOU OR ANY OTHER PERSON (A) TO MAKE ANY STATEMENTS WITH RESPECT TO THE OFFER, OTHER THAN THE STATEMENTS SPECIFICALLY SET FORTH IN THE OFFER NOTICE AND THE LETTER OF TRANSMITTAL; OR (B) TO DISTRIBUTE ANY MATERIAL WITH RESPECT TO THE OFFER OTHER THAN AS SPECIFICALLY AUTHORIZED.

AUTHORIZATION INSTRUCTIONS

REGARDING THE OFFER BY

SUNAMERICA FOCUSED ALPHA GROWTH FUND, INC.

As a condition to participation in the Offer, participating stockholders (or the holders of legal title to the Shares if legal and beneficial ownership are held by different persons) are required to establish a brokerage account capable of receiving and holding the Portfolio Securities through DTC, (the “Stockholder Account”) or to have such account already existing, information concerning which is provided below as regards the recordholder’s Shares. All requested information should be completed in full.

Name of Record Holder or DTC Participant (if shares held in “street name”):

DTC Participant No.:

Agent Identification No.:

Account No.:

Account Contact Name:

Telephone No. of Account Contact:

E-Mail Address of Account Contact:

E-Mail Address (if available) of Record Holder:

I hereby certify that the information above is correct and accurate and that I am the registered and authorized holder and signatory under such Stockholder Accounts.

I represent that none of the Fund, its Investment Adviser, Sub-Advisers, Information Agent, or Depositary, or any of their agents or representatives (“Parties”) assume any responsibility and/or liability for any errors or deficiencies regarding the Stockholder Account. In the event that the Nominee for my Stockholder Account does not accept for deposit into my Stockholder Account any Portfolio Securities and cash, as mentioned in (2) below for any reason whatsoever, none of the Parties will be held responsible.

I hereby:

(1)	authorize the Nominee for my Stockholder Account to provide any required information requested the Fund, or any of its agents or representatives, that would allow them to validate the Stockholder Accounts information;

(2)	instruct the Nominee for my Stockholder Account to accept for deposit ON A “RECEIVE FREE” BASIS any Portfolio Securities and cash distributed in response to my participation in the Offer;

(3)	acknowledge that The Portfolio Securities will be transferred through the book-entry system maintained by DTC;

(4)	acknowledge that the Nominee will be the party that will confirm to me the transfer of my pro rata portion of Portfolio Securities and cash into my Stockholder Account.

I hereby irrevocably release the Parties from any liability in connection with any communications between any of them and the Nominee for my Stockholder Account.

Record Holder Name:

Signature:

Date:

SIGN HERE

(IMPORTANT: COMPLETE AND SIGN A FORM W-9 OR FORM W-8)

(Signature(s) of the Stockholder(s))

Dated:                     , 200

(Must be signed by the registered holder(s) exactly as name(s) appear(s) on certificate(s) for the Shares or on a security position listing or by person(s) authorized to become registered holder(s) by certificate(s) and documents transmitted herewith. If signature is by attorney-in-fact, executor, administrator, trustee, guardian, agent, officer of a corporation or another person acting in a fiduciary or representative capacity, please provide the following information. See Instruction 5.)

Name(s): (Please Print)

Capacity (Full Title):

Address:

City, State, Zip Code

Area Code and Telephone Number:

Employer Identification (Social Security Number):

GUARANTEE OF SIGNATURE(S)

(See Instructions 1 and 5)

Authorized Signature:

Name:

(Please Type or Print)

Title:

Name of Firm:

Address:

(Include Zip Code)

Date:

DTC DELIVERY ELECTION FORM

THIS FORM MUST BE COMPLETED AND SUBMITTED IF SHARES WILL BE TENDERED FOR PURCHASE BY BOOK-ENTRY TRANSFER TO THE DEPOSITORY TRUST COMPANY. PLEASE FAX THIS FORM TO THE DEPOSITARY AT THE NUMBER INDICATED BELOW PRIOR TO 5:00 P.M., EASTERN TIME, ON THE SAME DAY SHARES ARE TENDERED FOR PURCHASE.

FACSIMILE COPY NUMBER: 1-617-630-6810

CONFIRM BY TELEPHONE: 1-781-575-2332

YOU MUST PROVIDE THE INFORMATION REQUESTED BELOW. FAILURE TO FURNISH THE INFORMATION REQUESTED REGARDING ACCOUNT INFORMATION WILL RESULT IN AN INCOMPLETE TENDER AND THE FUND WILL BE UNABLE TO PURCHASE YOUR SHARES. PLEASE PRINT CLEARLY IN CAPITAL LETTERS IN THE BOXES BELOW.

Your Name:

DTC - VOI Number:

DTC Participant Number:

Date of Entry:

Number of Shares Tendered for Purchase:

Account Information:

Name of Account (if different):

Bank or Broker Name:

Bank or Broker Address:

Securities Account No.:

Name and Telephone No. of Representative (optional):

PORTFOLIO SECURITIES RECEIVED WILL BE REGISTERED IN THE NOMINEE NAME OF THE DELIVERING PARTY ON AN INTERIM BASIS. THE SIGNOR, IN CONJUNCTION WITH THE LOCAL BANK/BROKER, WILL BE RESPONSIBLE FOR REREGISTERING THE PORTFOLIO SECURITIES.